UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 9, 2016

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36056	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road

Burlington, Massachusetts 01803

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2016, Nuance Communications, Inc. (the “Company”) entered into an agreement (the “Stock Purchase Agreement”) to repurchase 26,315,790 shares of common stock, $0.001 par value of the Company (the “Common Stock”) at a price of $19.00 per share (the “Repurchase”) from Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership (collectively, the “Icahn Group”). The Repurchase is expected to close on or around March 15, 2016. Pursuant to the Stock Purchase Agreement the Company, the Stockholders and certain other parties to the Nomination and Standstill Agreement dated as of October 7, 2013 (the “Nomination Agreement”) agreed to extend Section 4 in the Nomination Agreement through March 9, 2017 and terminate Sections 2 and 3 of the Nomination Agreement. The Repurchase will be funded in part by a promissory note in the amount of approximately $125 million issued by the Company to Icahn Capital LP (the “Promissory Note”), with the balance funded by the Company’s cash on hand. The Promissory Note bears interest at a rate per annum equal to 2.63515% and has a maturity date of June 7, 2016. The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified by reference to the Stock Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution of the Stock Purchase Agreement, David Schechter and Brett Icahn agreed to resign from the board of directors of the Company, effective as of March 9, 2016.

Item 8.01 Other Events.

On March 10, 2016 the Company issued a press release announcing the entry into the Stock Purchase Agreement and the transactions contemplated therein. A copy of the press release issued by the Company regarding these events is attached hereto as Exhibit 99.1.

The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated March 9, 2016

99.1	Press release dated March 10, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: March 10, 2016	By:	/s/ Kenneth M. Siegel
Kenneth M. Siegel
Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated March 9, 2016

99.1	Press release dated March 10, 2016